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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                        ALL AMERICAN SEMICONDUCTOR, INC.

                                  AS PURCHASER,

                                       AND

             STEVEN E. CULLIGAN, ALAN G. BOWEN AND ROBERT HARRINGTON

                                   AS SELLERS

                         ------------------------------

                           DATED AS OF JANUARY 1, 1996

                         ------------------------------


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                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
ARTICLE 1         Defined Terms............................................  1
                  1.1      Defined Terms...................................  1

ARTICLE 2         Purchase and Sale........................................  7
                  2.1      Purchase and Sale...............................  7
                  2.2      Delivery of Certificates and Other
                           Instruments of Transfer.........................  7
                  2.3      Purchase Price..................................  7

ARTICLE 3         Other Agreements......................................... 10
                  3.1      Restrictive Covenant............................ 10
                  3.2      Release of Corporation.......................... 10
                  3.3      Legal Opinion................................... 10
                  3.4      Further Assurances.............................. 10
                  3.5      Consulting Obligations.......................... 10
                  3.6      Verification of Net Income...................... 11
                  3.7      Intent Regarding Operation of the Business
                           Prospectively................................... 11
                  3.8      Relationship of Transactions to Sellers'
                           Employment with Purchaser Subsidiary and Matters
                           Relating to Techvision.......................... 12
                  3.9      Voting Agreement................................ 13
                  3.10     Piggyback Registration Rights................... 13

ARTICLE 4         Representations and Warranties of Seller................. 17
                  4.1      Organization and Good Standing.................. 17
                  4.2      Authority....................................... 17
                  4.3      No Subsidiaries................................. 18
                  4.4      Financial Statements............................ 18
                  4.5      Leaseholds...................................... 18
                  4.6      Personal Property and Title to Property......... 18
                  4.7      Intellectual Property Rights.................... 19
                  4.8      Litigation...................................... 19
                  4.9      Compliance with Laws............................ 19
                  4.10     Entire Business................................. 20
                  4.11     Contracts....................................... 20
                  4.12     Receivables..................................... 21
                  4.13     Certain Transactions............................ 21
                  4.14     Employees....................................... 22
                  4.15     Employee Benefit Plans.......................... 23
                  4.16     Licenses and Permits............................ 23
                  4.17     Transactions with Affiliates.................... 23
                  4.18     Truthfulness.................................... 24
                  4.19     Payments........................................ 24
                  4.20     Insurance....................................... 24
                  4.21     Environmental Matters........................... 24


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                                                                          PAGE
                                                                          ----
                  4.22     Tax Matters..................................... 25
                  4.23     No Sale......................................... 26
                  4.24     Purchase Commitments............................ 26
                  4.25     Certain Reports................................. 26
                  4.26     Certain Payments to Key Employees............... 27
                  4.27     Bank and Securities Accounts.................... 27
                  4.28     Status of Stock................................. 27
                  4.29     Title to the Stock.............................. 27
                  4.30     Charter Documents and Corporate Records......... 27
                  4.31     Capitalization.................................. 28
                  4.32     Representations and Warranties Relating to
                           Sale of All American Shares and Securities Laws. 28

ARTICLE 5         Representations and Warranties of Purchaser.............. 31
                  5.1      Organization; Authority......................... 31
                  5.2      Conflicting Instruments; Consents............... 31
                  5.3      Litigation...................................... 31
                  5.4      Capital Stock................................... 32
                  5.5      Securities Reports and Financial Statements..... 32
                  5.6      Current Information............................. 32
                  5.7      Truthfulness.................................... 32

ARTICLE 6         Miscellaneous............................................ 33
                  6.1      Brokers......................................... 33
                  6.2      Expenses........................................ 33
                  6.3      Amendments and Waivers.......................... 33
                  6.4      Successors and Assigns.......................... 33
                  6.5      Notices......................................... 33
                  6.6      Governing Law; Choice of Forum.................. 34
                  6.7      Partial Invalidity.............................. 35
                  6.8      Section Headings................................ 35
                  6.9      Counterparts.................................... 35
                  6.10     Entire Agreement................................ 35
                  6.11     Survival, Indemnification and Set-Off........... 35
                  6.12     Disputes........................................ 37
                  6.13     Gender.......................................... 37

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                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

EXHIBIT "A"                                 RESTRICTIVE COVENANT
EXHIBIT "B"                                 STOCKHOLDER RELEASE

                                    SCHEDULES

Schedule 4.4                                Balance Sheet
Schedule 4.11                               Contracts
Schedule 4.14                               Employees
Schedule 4.20                               Insurance
Schedule 4.27                               Bank and Securities Accounts

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                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, effective as of January 1, 1996 ("Agreement"), among ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("Purchaser"), and STEVEN E. CULLIGAN ("Culligan"), ALAN G. BOWEN ("Bowen"), and ROBERT HARRINGTON ("Harrington") (individually, a "Seller" and, collectively, "Sellers").

                  WHEREAS, Culligan, Bowen and Harrington each own 2,000 shares of common stock, having no par value (collectively, the "Stock"), of Programming Plus Incorporated, a Utah corporation (the "Corporation");

                  WHEREAS, the Stock constitutes all of the issued and outstanding shares of capital stock of the Corporation and there are no outstanding contingent or other rights to acquire any of the capital stock of the Corporation; and

                  WHEREAS, Seller wishes to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Stock, and all other rights owned by Seller in or to the Corporation, upon the terms and subject to the conditions set forth in this Agreement, intending that such purchase and sale transaction constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

                  NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

                  1.1 DEFINED TERMS. The following terms shall have the respective meanings ascribed to them below:

                  "Affiliate" shall mean, with respect to any party, any person who directly or indirectly through stock ownership or through any other arrangement either controls, or is controlled by, or is under common control with, such party. The term "control" shall mean the power to direct the affairs of such party by reason of ownership of voting stock or other equity interests, by contract or otherwise.

                  "All American Share" shall mean a share of common stock, $.01 par value, of Purchaser.

                  "All American Share Value" shall mean $2.50 per share.


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                  "Assets" shall mean all of the assets, properties, interests, cash on hand and in bank accounts, cash equivalents, investments, marketable securities, business, good will, claims and other rights of the Corporation of every kind and nature whatever, tangible or intangible, vested or unvested, contingent or otherwise, real, personal or mixed, and wherever located, whether or not reflected on the books and records of the Corporation and whether or not described herein or in any of the exhibits or schedules delivered or to be delivered to Purchaser hereunder, including, without limitation, all right, title and interest of the Corporation in, to and under the name "Programming Plus"; the Tangible Personal Property; all rights, benefits, privileges and interests under the Contracts (including all security and other deposits thereunder); Receivables; Licenses; Intellectual Property Rights; Records; prepaid expenses; backlog; advances; rights, benefits, claims, credits, prorations and refunds due or belonging to the Corporation under any Contracts or insurance policies or otherwise; and all rights to any deposits made by the Corporation to obtain goods, services, rights or privileges of any kind.

                  "Balance Sheet" shall mean the unaudited balance sheet of the Corporation as of March 31, 1996, a copy of which is attached as Schedule 4.4.

                  "Business" shall mean the Corporation's business, which consists of the provision of programming services and tape and reeling services and similar and related value added services relating to electronic components.

                  "Contracts" shall mean, collectively, and "Contract" shall mean, individually, all leases relating to real property, all agreements relating to the provision of value added services, distribution agreements, franchise agreements and arrangements, maintenance agreements, service agreements, equipment or other personal property leases, arrangements regarding the loaning of equipment, use, loan or financing agreements of any kind, security agreements, chattel or leasehold mortgages, license agreements, agency agreements, purchase orders, sales orders, blanket or master agreements with customers, supply contracts, output or requirements contracts, commitments to purchase or sell goods, products or services of any kind, stockholders agreements, buy-sell agreements, indentures, notes and other contracts and agreements of any kind or nature, whether written or oral, to which the Corporation is a party or by which the Corporation, the Stock, the Assets or the Business are subject, and all rights, interests, benefits and privileges arising thereunder.

                  "Employee" shall mean any former or current, active or inactive, employee, officer, agent, consultant, independent contractor or subcontractor of the Corporation.

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                  "Escrow Release Events" shall have the meaning
specified in Section 2.3.

                  "Escrowed Purchase Price" shall have the meaning specified in Section 2.3.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "Historical Financial Statements" shall mean the balance sheet, and the results of operations (including statements of income and loss, cash flows and stockholders equity), of the Corporation as of and for the fiscal years ended December 31, 1995, and December 31, 1994, respectively, true and complete copies of which have been delivered to Purchaser.

                  "Indebtedness" shall mean (i) all debt for the payment of money or borrowed money or for the deferred purchase price of property or services, (ii) obligations evidenced by notes, bonds, debentures or other instruments, (iii) lease obligations which would normally be capitalized under GAAP, and (iv) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of others of types referred to in clauses (i), (ii) and (iii) above.

                  "Intellectual Property Rights" shall mean (i) Patents, (ii) Know-how, (iii) Trademarks, (iv) Trade Names, and (v) shop rights, copyrights, inventions, technology, service marks and all other intellectual property rights, whether registered or not.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Know-how" shall mean all trade secrets, know-how (including, without limitation, product know-how and use and application know-how), processes, product designs, specifications, work flow analyses, charts and designs, selling, quoting, bidding and other business techniques, methods and systems, customer requirements, quality control procedures, testing procedures, manufacturing, engineering and other drawings, blueprints, computer databases and software, telephone numbers, facsimile numbers, technology and all other information and similar intangibles, including, without limitation, technical information, safety information, engineering data and designs and engineering specifications, research records, market information and surveys and all promotional literature, customer and supplier lists (and all other information relating to suppliers and customers) and similar data.

                  "Lease" shall mean that certain Lease Agreement, dated October 1, 1995, by and between Potomac Corporation, d/b/a

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Creekview Plaza, and the Corporation, for the premises located at 7145 South 94
B, Building C, Suite 103, East Midvale, Utah 84047.

                  "Liabilities" shall mean, with respect to the Corporation, all types of Indebtedness, liabilities, obligations, debts, duties and responsibilities of, and all claims, demands, judgments, orders, fines and penalties against, the Corporation of any kind or nature whatever, fixed or contingent, known or unknown, disclosed or undisclosed.

                  "Licenses" shall mean all local, municipal, state and federal licenses, franchises, permits, consents, approvals, waivers, rights and authorizations used or required for use in connection with the conduct of the Business, and all industry certifications, such as, by way of example only, ISO-9000.

                  "Lien" shall mean any mortgage, pledge, deed of trust, assignment, lien, charge, encumbrance, judgment, restriction or security interest of any kind or nature whatever, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Megahertz" shall mean Megahertz Corporation.

                  "Megahertz Agreement" shall mean the Corporate Purchasing Agreement currently in effect between Megahertz and the Corporation.

                  "Net Income" shall mean, with respect to any calendar year or other period, the pre-tax net income of the Business, determined in accordance with GAAP by Purchaser or its independent accountants. In making such calculation, (a) any cumulative losses of the Business (not previously taken into account) as of the commencement of the calendar year or other period in question shall be charged against earnings for the period being measured, (b) any portion of the Net Income Threshold which has not already been charged against the cumulative net income of the Business as of the commencement of the calendar year or other period in question shall be charged against earnings for the period being measured, (c) annual interest at the prime commercial lending rate of SunTrust Bank/Miami, N.A. plus 1% (or the rate of interest then being charged by Purchaser's then senior lender) shall be imputed and charged against earnings on any capital provided by Purchaser to the Business, and (d) an amount equal to 3% of the gross revenues of the Business shall be charged against earnings to reflect central overhead costs of Purchaser allocable to the Business; PROVIDED, HOWEVER, in no event shall capital expenditures made after the date of execution and delivery of this Agreement result in depreciation or interest charges for the purpose of computing Net Income unless the capital expenditure is used to purchase a

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replacement of an existing capital asset which requires replacement.

                  "Net Income Threshold" shall mean $300,000.

                  "Patents" shall mean patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures docketed and all other patent rights (including, without limitation, all claims against third parties for past infringement not heretofore asserted).

                  "person" shall mean any natural person, corporation, association, partnership, governmental agency or subdivision thereof, joint venture or other entity.

                  "Purchase Price" shall mean the sum of $1,375,000, payable by the issuance to Sellers of All American Shares valued at the All American Share Value, $1,225,000 of which shall be retained by Purchaser in escrow subject to the occurrence of certain conditions subsequent, as more particularly set forth in Section 2.3. Based upon the definition of All American Share Value, the maximum number of All American Shares which may be issued as Purchase Price is 550,000.

                  "Purchaser" shall mean All American Semiconductor, Inc., a Delaware corporation.

                  "Recapitalization Event" shall mean any stock split or reverse stock split of All American Shares, or any merger, exchange, combination, sale or other transaction in which All American Shares are converted into other securities and/or property of any kind.

                  "Receivables" shall mean all accounts receivable, claims, notes and other amounts receivable by or owed to the Corporation or which may be claimed by the Corporation as a result of the operation or ownership of the Business, including, without limitation, all amounts due from customers, vendors and Employees, together with any unpaid financing charges accrued thereon, whether or not arising in the ordinary course of business.

                  "Records" shall mean originals, or, to the extent originals are not available, true and complete copies, of all business, accounting and financial records, including corporate minute books and records, and stock ledgers and records, property records, contract records, personnel records, correspondence, files, books and documents of the Corporation, including, without limitation, manufacturing, production, processing, testing, quality control, backlog, sales, marketing and advertising data and materials, customer and supplier records and mailing lists of any and all

                                       5


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types, vendor and customer invoices, billing records, software and related documentation, art work, photographs and advertising material, manuals and teaching aids, customer provided designs, drawings or blueprints of any kind, and all other records relating to the Business as presently or heretofore conducted, including, without limitation, all certifications and records concerning sources of supply, date codes, and testing, all certificates of compliance and conformance and other documentation relating to products sold or to be sold in compliance with military specifications or to original equipment manufacturers, and all documentation relating to backlog, purchase orders (sent or received), current shipments and work-in-process.

                  "Restrictive Covenant" shall mean the restrictive covenant to be executed and delivered to Purchaser by Sellers concurrently herewith pursuant to which Sellers agree to certain confidentiality and non-competition restrictions, and certain restrictions on the transferability of the All American Shares to be given to them, the form of which is attached as Exhibit "A."

                  "Retained Liabilities" shall mean any Liabilities of the Corporation of any kind or nature not reflected in the Balance Sheet or otherwise specifically disclosed in this Agreement or the Schedules to this Agreement.

                  "Seller" shall mean each, and "Sellers" shall mean all (and, with respect to all obligations of Sellers hereunder, jointly and severally), of Culligan, Bowen and Harrington.

                  "Set-Off Losses" shall have the meaning specified in
Section 6.11.

                  "Stock" shall mean, collectively, the six thousand (6,000) shares of common stock of the Corporation, having no par value, owned by Culligan, Bowen and Harrington (2,000 shares each), which constitute all of the issued and outstanding capital stock of the Corporation.

                  "Stockholder Release" shall have the meaning specified in Section 3.2.

                  "Tangible Personal Property" shall mean all fixed assets, machinery, equipment, tools, computers, vehicles, furniture, fixtures, leasehold improvements, office equipment, plant, inventory and other tangible personal property owned by the Corporation of any kind or nature.

                  "Taxes" shall mean all taxes of any kind, including, without limitation, those on, or measured by or referred to as, income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance,

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stamp, documentary stamp, intangible (recurring and non-recurring), occupation, premium, property or windfall profits taxes, customs duties or similar fees, import or export duties, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign.

                  "Trademarks" shall mean trademarks, registrations thereof, pending applications therefor and such unregistered rights as may exist through use.

                  "Trade Names" shall mean trade names, brand marks, trade dress, brand names and all other names and slogans used in connection with the Business embodying the Corporation's good will for which no trademark registration has been obtained and for which no application is pending.

                                    ARTICLE 2

                                PURCHASE AND SALE

                  2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases and accepts from Seller, effective as of January 1, 1996, the Stock and all of each Seller's right, title and interest in, to and in respect of, and to receive payments or property of any kind or nature from, the Corporation and the Business, free and clear of any and all Liens.

                  2.2 DELIVERY OF CERTIFICATES AND OTHER INSTRUMENTS OF TRANSFER. Concurrently herewith, Seller shall deliver to Purchaser such specific assignments, stock powers, stock certificates, endorsements and other good and sufficient instruments of conveyance and transfer, in form and substance satisfactory to Purchaser and its counsel, as shall be effective to vest in Purchaser unencumbered and unrestricted record and beneficial title to the Stock.

                  2.3 PURCHASE PRICE. In consideration of the transfer and assignment to Purchaser of the Stock, Purchaser shall pay to Sellers the Purchase Price as follows:

                           (a)      Concurrently with the execution and delivery
of this Agreement, Purchaser shall cause to be issued to Sellers in equal shares (one-third each) that number of All American Shares which is equal to $1,375,000 divided by the All American Share Value. Purchaser shall cause to be delivered to Sellers immediately upon such issuance, in equal shares (one-third each), that number of All American Shares so issued to Sellers which is equal to $150,000 divided by the All American Share Value. Sellers

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authorize Purchaser to place in escrow, for the benefit of Sellers (subject to the provisions of subsection (b) below and other applicable provision of this Agreement), with Purchaser as escrow agent, that number of All American Shares so issued to Sellers equal to $1,225,000 divided by the All American Share Value (the "Escrowed Purchase Price"), subject to the provisions of subsection (b) below. The All American Shares representing the Escrowed Purchase Price shall be held by Purchaser separate from any All American Shares held by Purchaser as treasury stock or otherwise and shall be reflected in Purchaser's stock records as issued and outstanding shares owned by Sellers.

                           (b)      The Escrowed Purchase Price, upon and to the
extent of (but only upon and to the extent of) the occurrence of the following results ("Escrow Release Events") shall be released to Sellers from time to time as follows:

                                    (i)       With respect to the 1996 calendar
year, to the extent that the Net Income of the Business exceeds the Net Income Threshold, an amount equal to 100% of such excess Net Income, up to $50,000 thereof, shall be released to Sellers in All American Shares valued at the All American Share Value.

                                    (ii)      To the extent that Net Income of
the Business for 1996 exceeds the sum of the Net Income Threshold and $50,000, an amount equal to 75% of such excess Net Income shall be released to Sellers in All American Shares valued at the All American Share Value.

                                    (iii)     For the period January 1, 1997 to
December 31, 2000, an amount equal to 75% of the Net Income of the Business for such period shall be released to Sellers in All American Shares valued at the All American Share Value until the entire Escrowed Purchase Price has been released to Sellers.

                                    (iv)      Net Income of the Business shall
be calculated and the appropriate releases, if any, from the escrow shall be made, on an annual basis, each such release to be made no later than the 90th day following the end of the calendar year to which it relates.

                                    (v)       Subject to the provisions of
Section 3.9, Sellers shall have and may exercise all voting rights with respect to all All American Shares constituting the Purchase Price, including the Escrowed Purchase Price, as well as the right to receive any cash or stock dividends paid or distributed from time to time in respect thereof. Sellers may not sell, transfer, pledge, hypothecate, encumber or in any manner dispose of, directly or indirectly, by operation of law or otherwise, or possess, any of the Escrowed Purchase Price (or any interest therein) unless and until, and only to the extent, released to Sellers in accordance

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with this Section 2.3. If a Recapitalization Event occurs, the securities and/or other property (if any) issued or given to Sellers in exchange for the All American Shares constituting the Escrowed Purchase Price shall be substituted therefor and continue to constitute Escrowed Purchase Price, subject to all of the provisions hereof, and, in determining the proper amounts, if any, to be released from escrow in accordance with subsections (i) - (iv) above, such equitable and appropriate adjustments shall be made so that the same economic results are reached (as nearly as practicable) as would have resulted had no Recapitalization Event occurred. In order to secure Sellers' obligations set forth in the preceding sentences, and Sellers' obligation to permit Purchaser to retain the Escrowed Purchase Price in escrow and otherwise take actions with respect thereto in accordance with this Article 2, Purchaser shall have, and Sellers hereby grant to Purchaser, a perfected first priority lien in the Escrowed Purchase Price (and any proceeds thereof) which, as to the All American Shares covered thereby, shall be deemed automatically terminated upon release of such shares to Sellers pursuant to this Section 2.3. If any of the Escrowed Purchase Price is, for whatever reason, transferred by operation of law or otherwise in contravention of these provisions, the transferee's or recipient's rights therein shall be subject to this Agreement, including this Section 2.3 and the aforementioned lien.

                                    (vi)      Any All American Shares which are
held as Escrowed Purchase Price at December 31, 2000 which are not required to be released to Sellers by application of the above formulae shall, once Net Income for the 2000 calendar year has been determined, be cancelled, and the number of All American Shares cancelled (multiplied by the All American Share Value) shall be credited against, and shall adjust (by way of reduction by such amount), the Purchase Price (and in no event shall a value other than the All American Share Value be used in calculating such credit). In order that Purchaser may exercise the foregoing rights and its rights under Section 6.11, Sellers shall execute and deliver to Purchaser, concurrently with the execution and delivery of this Agreement, and from time to time thereafter upon request, such powers of attorney and stock powers as Purchaser requests in order to allow Purchaser to satisfy its stock transfer agent and other third parties that it is authorized to effectuate any cancellations (and reissuances to release any balance due) of certificates for All American Shares in the names of Sellers, as well as for the purpose of effectuating releases of the Escrowed Purchase Price to Sellers to the extent required hereunder. Additionally, Sellers shall fully cooperate, by signing and swearing to any required or requested documents and otherwise, as reasonably requested by Purchaser in order to facilitate any of the foregoing.

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                                    ARTICLE 3

                                OTHER AGREEMENTS

                  3.1 RESTRICTIVE COVENANT. Concurrently herewith, Sellers shall execute and deliver to Purchaser and the Corporation the Restrictive Covenant.

                  3.2 RELEASE OF CORPORATION. Concurrently herewith, Sellers shall execute and deliver to the Corporation a general release dated as of the date of execution and delivery of this Agreement, in the form attached as Exhibit "B" (the "Stockholder Release").

                  3.3 LEGAL OPINION. Concurrently with the execution and delivery of this Agreement, Sellers shall cause their legal counsel, Holland & Hart, LLP, to execute and deliver to Purchaser a legal opinion in form and substance reasonably acceptable to Purchaser and its counsel, and Purchaser shall cause its legal counsel, Rubin Baum Levin Constant Friedman & Bilzin, to execute and deliver to Sellers a legal opinion in form and substance reasonably acceptable to Sellers and their counsel.

                  3.4 FURTHER ASSURANCES. From and after the date of execution and delivery of this Agreement, upon request of Purchaser, each Seller shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be required to sell, assign, transfer, convey and deliver to and vest in Purchaser full unrestricted and unencumbered record and beneficial right, title and ownership in and to the Stock, and as otherwise may be appropriate to carry out the transactions contemplated by this Agreement.

                  3.5 CONSULTING OBLIGATIONS. For no additional consideration or compensation (except the transfer of title to the automobiles to Sellers by the Corporation, as described below) each Seller agrees to consult with Purchaser and the Corporation concerning the Business during the period commencing January 1, 1996 and ending December 31, 1999 (the "Consulting Period"). During the Consulting Period, each Seller shall provide such consulting, advisory and related services, including assistance with production, administration, customer service and customer relations, as Purchaser or the Corporation may from time to time request, it being the intent of the parties that Sellers in essence continue to provide such services for the Business as they currently provide. Each Seller acknowledges that Purchaser is relying heavily on Sellers' expertise with respect to the Business and relationships with the customers of the Business (particularly Megahertz) in entering into this Agreement, and, accordingly, any breach by any Seller of the foregoing consulting obligations (the

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"Consulting Obligations") would be material. In order to facilitate the performance of each Seller's consulting duties, Purchaser agrees that the Corporation shall purchase the leased vehicle currently leased by the Corporation and used by Culligan, and transfer title to such vehicle to Culligan for a purchase price of $1.00, and the Corporation shall pay off the purchase-money liens on the two automobiles owned by the Corporation and used by Bowen and Harrington, respectively, and transfer title to such vehicles to Bowen and Harrington, respectively, for a purchase price of $1.00 per vehicle.

                  3.6 VERIFICATION OF NET INCOME. Sellers and their representatives shall have the collective right, upon reasonable notice, once per calendar year, to inspect and audit, at their expense, all of Purchaser's or the Corporation's books and records relevant to the calculation of Net Income of the Business in order to verify the accuracy of Net Income. Once books and records for a particular period have been inspected or audited, they may not be the subject of a subsequent inspection, and no inspection shall relate to any period more than 18 months prior to the date the inspection is requested. Purchaser shall also make its appropriate personnel and, if necessary, its accountants available by telephone to Sellers to answer any questions Sellers may have in connection with the calculation of Net Income of the Business. Absent manifest error, the determination or verification of Net Income of the Business by Purchaser's independent accountants shall be conclusive and binding on the parties. In order to keep Sellers apprised of Net Income on a more frequent basis, Purchaser shall deliver to Sellers on a calendar-quarterly basis (within 45 days following the end of each quarter) copies of such income statements for the Corporation as Purchaser prepares or causes to be prepared in the ordinary course of business. Purchaser shall also deliver to Sellers within 90 days following the end of each calendar year an income statement showing Net Income for the year then ended.

                  3.7 INTENT REGARDING OPERATION OF THE BUSINESS PROSPECTIVELY. Although the parties acknowledge and agree that following the sale of the Stock to Purchaser the Corporation's Board of Directors will make such decisions regarding the business, affairs and operations of the Corporation as such Board, solely in its good faith judgment, deems to be in the best interests of the Corporation and the group of affiliated companies of which the Corporation will be a part, it is Purchaser's present intention not to make any material changes to the manner in which the operations of the Corporation are now conducted. Recognizing that material changes could, in the judgment of the Board of Directors of the Corporation, become necessary, desirable or appropriate in the future, before implementing any such material change at any time prior to December 31, 2000, Purchaser shall use reasonable efforts to cause one or more of Sellers to be consulted concerning their views and comments regarding any proposed material change.

                  3.8 RELATIONSHIP OF TRANSACTIONS TO SELLERS' EMPLOYMENT WITH PURCHASER SUBSIDIARY AND MATTERS RELATING TO TECHVISION.

                           (a)      The parties acknowledge that, as of January
1, 1996, each Seller has been a full-time employee of a wholly-owned subsidiary of Purchaser engaged chiefly in the distribution of electronic components and related products. Sellers represent and warrant that their involvement with the Corporation since January 1, 1996 has not conflicted with such full-time employment obligations or otherwise resulted in a breach of such employment obligations. Purchaser agrees that performance by Sellers of their consulting duties under this Agreement shall not, of itself, be deemed a breach of any of such employment obligations (even if such consulting obligations are from time to time performed during normal business hours); PROVIDED, HOWEVER, the performance of such consulting obligations shall not in any manner excuse any Seller from the due and proper performance of all of his employment obligations, and the performance of such employment obligations shall not excuse any Seller from the due and proper performance of all of his consulting obligations under this Agreement, it being incumbent upon each Seller to devote whatever time is reasonably necessary to fulfill all of such obligations in good faith and in a competent manner and in accordance with all agreements governing same.

                           (b)      Sellers have advised Purchaser that Sellers
have invested (as founders) in a "start-up" company known as "Techvision" which subsequently raised additional funds in a private offering, and that Sellers own collectively approximately 41% of its capital stock. Sellers jointly and severally represent and warrant to Purchaser and the Corporation that (i) the business of Techvision is wholly unrelated to, and is not in any manner directly or indirectly similar to or competitive with, the business of Purchaser, its subsidiaries or the Corporation, (ii) no Seller currently has or, except at such times as such Seller has no employment obligation with Purchaser or any of its subsidiaries and no consulting obligations under this Agreement, will have an active role with respect to Techvision, its business, operations or affairs other than occasional consulting for no compensation outside of normal business hours, and (iii) other than with respect to Techvision as aforesaid (and the Corporation), no Seller is currently involved as consultant, promoter, owner, agent or otherwise in any company or business venture of any kind or nature (other than passive ownership of publicly-traded securities). Based solely upon the foregoing representations and warranties, Purchaser agrees that Sellers investment in, and occasional consulting during non-business hours for, Techvision shall not, of itself, constitute a breach of any Seller's employment obligations to Purchaser's subsidiary or his consulting obligations under this Agreement; provided, however, the foregoing agreement of Purchaser shall not in any manner be deemed to excuse the due and proper performance of all of such employment and consulting obligations. Sellers agree jointly and severally to indemnify and hold harmless Purchaser, its subsidiaries and the Corporation from and against, and in respect of, any claims, demands, losses, damages, liabilities, judgments, fines, costs and expenses (including reasonable attorneys' fees and costs incurred before and at any trial, at all tribunal levels, and whether or not any suit is commenced) asserted against or suffered or incurred by Purchaser, any of its subsidiaries or the Corporation which result or arise from or relate to Techvision, the raising of funds for Techvision, or any Seller's activities, acts or omissions relating to Techvision, its business, operations, formation, development or affairs, whether or not any of the foregoing in any manner directly or indirectly involved the Corporation.

                  3.9 VOTING AGREEMENT. For the period commencing on the date of issuance of the All American Shares constituting the Purchase Price and ending on the earlier of (a) the release from escrow to Sellers of all of the All American Shares subject thereto pursuant to the Escrow Release Events described in Section 2.3 of this Agreement and (b) December 31, 2000, all of the All American Shares constituting the Purchase Price shall be voted by Sellers only as directed by Purchaser. With respect to any matter upon which stockholders of Purchaser may vote or consent, including, without limitation, election of directors, mergers, sales of assets, dissolution and amendment to Purchaser's certificate of incorporation, Purchaser shall direct, in Purchaser's sole and absolute discretion, how the All American Shares issued to Sellers shall be voted. Sellers shall accept the direction and instructions of Purchaser's Chief Executive Officer or President with respect to all such voting decisions, and shall vote their All American Shares in accordance with such direction and instructions, and shall not vote any All American Shares absent receiving such direction and instructions. Any shares of capital stock received by Sellers as a stock dividend or received as a result of a stock split, recapitalization or the like in exchange for such All American Shares shall be subject to this voting agreement. This voting agreement is intended to be, and shall be, specifically enforceable against Sellers, as Sellers acknowledge and agree there is no remedy at law which adequately and fully would redress a breach by any Seller of such voting agreement.

                  3.10     PIGGYBACK REGISTRATION RIGHTS.

                           (a)      If, during any Applicable Period (as defined
below), Purchaser shall propose to file a registration statement or statements under the Securities Act of 1933, as amended (the "Act") in respect of any underwritten distribution of Purchaser's common stock (other than a registration statement on Form S-8, S-9, or S-14 or a registration statement relating to an exchange offer, provided that this exception shall not preclude Seller Common Stock from being included in an exchange offer), Purchaser shall each such time give written notice to Sellers of such proposal not later than twenty (20) days prior to the date each such registration statement is so filed and, upon the written request of any Seller received no later than ten (10) days prior to such filing, Purchaser shall (subject to all of the provisions of this Section 3.10) include therein such number of the All American Shares issued to such Seller pursuant to this Agreement and owned by such Seller free of the escrow created under this Agreement ("Seller Common Stock") which are specifically designated in such written request as being proposed to be distributed by him and requested to be included in such registration statement. Purchaser further agrees to use reasonable efforts to keep effective any registration statement which pursuant to this Section 3.10 includes any of the Seller Common Stock for a period commencing on the initial effective date of such registration statement and ending on the earlier of (i) nine months thereafter and (ii) the completion of the offering of the Seller Common Stock which is covered thereby; PROVIDED, HOWEVER, that such obligation of Purchaser to keep such registration statement effective shall be subject to the exceptions set forth below. "Applicable Period" means, with respect to All American Shares issued to Sellers pursuant to this Agreement, the period during which such All American Shares cannot be sold in compliance with Rule 144 promulgated under the Act.

                           (b)      Purchaser shall bear all costs and expenses
in connection with any registration statement which pursuant to this Section
3.10 includes Seller Common Stock, including the fees and expenses for the audited and other financial statements concerning the operations of Purchaser required to be included in such registration statement, and the expenses of printing fees, filing fees and other similar categories of expenses not specifically included above, including the expenses of any filing or similar fees arising from the qualification or exemption of the issuance of any of Purchaser's common stock (including Seller Common Stock) under state securities or "Blue Sky" laws. Sellers shall bear the costs of their own counsel and any discounts or commissions applicable to the sale of the Seller Common Stock pursuant to the registration statement.

                           (c)      Notwithstanding anything to the contrary set
forth elsewhere herein: (i) Purchaser shall not be obligated to file any post-effective amendment to any registration statement which includes Seller Common Stock if such post-effective amendment would require (a) the inclusion of any financial statements of Purchaser other than the financial statements of Purchaser regularly prepared in the ordinary course as of the end of Purchaser's most recently ended fiscal year preceding the effective date of such registration statement, or (b) the inclusion of any financial statements of any other corporation (other than a parent or subsidiary of Purchaser for which Purchaser has the required financial statements); and (ii) Purchaser shall have the right to suspend at any time any Seller's right to sell Seller Common Stock under any such registration statement for such interval of time, from time to time, as may be necessary in order to enable Purchaser to supplement or amend such registration statement so that it complies in all respects with the requirements of the Act.

                           (d)      Notwithstanding anything to the contrary set
forth herein, and consistent with the definition of "Applicable Period," Purchaser shall not be required to include any Seller Common Stock in a registration statement filed under the Act if such securities, in the opinion of outside counsel to Purchaser, may properly be disposed of by such Seller without such registration.

                           (e)      In connection with any registration
statement which includes Seller Common Stock, Purchaser agrees to take reasonable steps to comply with such Blue Sky or state securities laws as may be reasonably requested by Sellers (except that it shall in no event be required to qualify as a foreign corporation), and to furnish Sellers such reasonable number or prospectuses or other documents incident to such registration as they may from time to time reasonably request.

                           (f)      All of Purchaser's obligations under this
Section 3.10 shall be conditioned upon Sellers furnishing to Purchaser all such information and material as may be reasonably requested by Purchaser or its counsel in connection with any registration statement in which Seller Common Stock is included, and any public offering thereunder, including without limitation all information and material concerning Sellers as may be required to be included in such registration statement under the Act and the applicable rules and regulations of the Securities and Exchange Commission, and upon the further condition that Sellers shall undertake (i) to do all such things and execute all such additional instruments as may be reasonably necessary or desirable in the opinion of Purchaser or its outside counsel in connection with such registration statement or public offering, and (ii) to comply in all respects with the Act and all applicable rules and regulations thereunder and with the securities laws of the states in which any such public offering is made.

                           (g)      In connection with any registration
statement which includes Seller Common Stock, Purchaser will indemnify each Seller participating therein and hold him harmless against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action) to which such Seller may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue statement or omission is based upon information furnished in writing to Purchaser by any Seller or any of such Seller's representatives for use in such registration statement, or resulted from acts or omissions of any Seller not previously disclosed to Purchaser.

                           (h)      In connection with any registration
statement which includes Seller Common Stock, Sellers will indemnify and hold Purchaser, its officers and its directors and any controlling persons of Purchaser harmless against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action) to which Purchaser or any such persons may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission is based upon information furnished in writing to Purchaser by any Seller or any of Sellers representatives for inclusion in such registration statement, or resulted from acts or omissions of any Seller not previously disclosed to Purchaser.

                           (i)      (i) If the managing underwriters advise
Purchaser, with respect to any registration that Sellers have requested include Seller Common Stock, that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, Purchaser will include in such registration (i) first, the securities Purchaser proposes to sell, (ii) second, the securities requested to be included therein by the holders, if any, requesting such registration pursuant to a demand registration right, and (iii) third, the securities requested or proposed to be included by those holders requesting such registration pursuant to rights similar to Sellers (i.e., piggyback registration rights), pro rata among such persons and holders. Each Seller acknowledges and consents to the foregoing.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Sellers hereby represent and warrant to Purchaser, jointly and severally (as of January 1, 1996 and as of the date of execution and delivery of this Agreement), which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as follows:

                  4.1 ORGANIZATION AND GOOD STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with full power and authority to own or lease its properties and assets as presently owned or leased and to conduct its businesses as presently conducted. The Corporation is in good standing and duly qualified to do business in each other jurisdiction in which the ownership, leasing or operation of the Assets or the conduct of the Business requires such qualification.

                  4.2 AUTHORITY. Each Seller has full power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by him pursuant hereto and to consummate the transactions contemplated hereby and thereby. This Agreement, the Stockholder Release and the Restrictive Covenant constitute legal, valid and binding obligations of each Seller enforceable against such Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors as well as general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The execution and delivery by each Seller of this Agreement and such other agreements and the consummation by each Seller of the transactions contemplated hereby and thereby will not violate, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, permit the cancellation of, or result in the creation of a Lien on the Stock, the Business or any of the Assets pursuant to, the Articles of Incorporation or By-laws of the Corporation, or any indenture, mortgage, deed of trust, lease, Contract or other agreement, or instrument, judgment, order, decree, law, ordinance, rule or regulation, to which any Seller or the Corporation is a party or by which any Seller or the Corporation or the Stock or the Business or the Assets is or are bound or affected, or the terms of any License held by the Corporation. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority or any other person is required or desirable to obtain for or in connection with the execution and delivery by any Seller of this Agreement or such other agreements and instruments or the consummation by any Seller of the transactions contemplated hereby or thereby.

                  4.3 NO SUBSIDIARIES. The Corporation does not own stock or have any other equity interest in, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity or person. The Corporation is not a party to any joint venture or partnership agreement.

                  4.4 FINANCIAL STATEMENTS. The Historical Financial Statements, and the Balance Sheet, a true, correct and complete copy of which is attached as
Schedule 4.4 hereto, (a) were prepared in accordance with the books of account and records of the Corporation, (b) present fairly in all material respects the financial position and results of operations of the Corporation as of the dates and for the periods indicated therein, and (c) make full and adequate disclosure of, and provision for, all Liabilities of the Corporation as of the dates thereof. The Corporation does not and will not have any Liabilities, except such Liabilities which are accrued or reserved against in the Balance Sheet or are otherwise specifically disclosed in this Agreement. Other than the two automobile financing agreements and the automobile lease described in Section 4.11, the Corporation has no Indebtedness.

                  4.5 LEASEHOLDS. Other than the Lease and the Sub-Lease Agreement described in Section 4.11, the Corporation is party to no lease, as landlord or tenant, for real property, and uses no real property in the Business or otherwise other than the property subject to the Lease. A true, complete and correct copy of the Lease (and such Sub-Lease Agreement) and any other documents relating to the Lease have been delivered to Purchaser.

                  4.6      PERSONAL PROPERTY AND TITLE TO PROPERTY.

                           (a)  All Tangible Personal Property owned, leased
or used by the Corporation is in good working and operating condition and fit for operation in the usual course of business, ordinary wear and tear excepted, and all such Tangible Personal Property (other than the three automobiles owned or leased by the Corporation) is located on the real property covered by the Lease.

                           (b)      (i)       The Corporation has good and
marketable title to all of the Assets, and a good and valid leasehold interest in all property leased by the Corporation, free and clear of all Liens, other than the Liens on the three automobiles owned or leased by the Corporation.

                                    (ii)      All of the Tangible Personal
Property owned or leased by the Corporation is being used and operated in conformity with all applicable laws, statutes, codes, regulations and ordinances. The Assets are, in the aggregate, sufficient in all material respects to continue operating the Business as has been heretofore conducted and as currently being conducted.

                  4.7 INTELLECTUAL PROPERTY RIGHTS. The Corporation does not own, and has never owned, or licensed or obtained the right to use, any Patents. The Corporation has used no Trademark or Trade Name in connection with the Business other than the name "Programming Plus," and the Corporation validly owns, beneficially and of record, and holds the entire right, title and interest in and to, all of the Intellectual Property Rights (including, without limitation, the Know-how) used in the Business, free and clear of any Lien. The operation of the Business by the Corporation does not infringe any patent, trade secret, trademark, intellectual property rights or any other rights of any nature whatever of others. No action, suit, arbitration, or legal, administrative or other proceeding, or governmental investigation is pending, or, to the best of Seller's knowledge, threatened, nor has any claim been asserted or threatened, which involves any Intellectual Property Rights of or used by the Corporation nor does any state of facts exist under which any such action, suit, arbitration, proceeding or investigation might be based. The Corporation is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has the Corporation entered into nor is it a party to any Contract, which restricts or impairs the use of any such Intellectual Property Rights.

                  4.8 LITIGATION. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, or any order, decree, judgment, settlement agreement or order, in effect, in progress or pending, or to the knowledge of any Seller, threatened, against or relating to any Seller, the Corporation, the Stock, the Business or the Assets, nor does any Seller know or have reason to be aware of any basis for the same. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal or any settlement agreement or arrangement of any kind against, with, binding upon or involving any Seller, the Stock, the Corporation, the Business or any of the Assets.

                  4.9 COMPLIANCE WITH LAWS. The Corporation has complied and is currently in compliance in all material respects with all laws, ordinances, regulations, licensing requirements, rules, decrees, awards and orders applicable to it, the Business or the Assets, the violation of which, either individually or in the aggregate, would have a material adverse effect on the Corporation, the Business or the Assets, including, without limitation, any thereof relating to wages, hours, hiring, promotions, retirement, working conditions, use and occupancy of the buildings and improvements, air or water pollution, disposal of wastes or hazardous or toxic substances, other environmental matters, nondiscrimination, health, safety, pensions, employee benefits, the production, marketing, sale and distribution of products, labeling of products, trade regulation, antitrust and warranties.

                  4.10 ENTIRE BUSINESS. Each Seller has the complete and unrestricted power and the unqualified right to sell, transfer, convey, assign and deliver the Stock owned by him to Purchaser free and clear of any Liens. The sale of the Stock by Sellers to Purchaser pursuant to this Agreement will effectively convey to Purchaser unrestricted, unencumbered, 100% beneficial ownership of the Corporation and of the entire Business. The assets, properties and rights which will be owned or possessed by the Corporation constitute all of the tangible and intangible property used by the Corporation (whether owned by it or by any of its Affiliates or any Seller) in connection with the conduct of the Business as now conducted.

                  4.11     CONTRACTS.

                           (a)      Schedule 4.11 contains a true and complete
list of all Contracts currently in force to which the Corporation is a party and which in any way relate to the operations or properties of the Corporation or which are or will be binding upon the Corporation, the Business or the Assets, including all Contracts with customers of the Corporation (other than purchase orders).

                           (b)      The Corporation has in all material respects
performed all obligations required to be performed by it under all Contracts (including, without limitation, the Megahertz Agreement); neither the Corporation nor, to the best of any Seller's knowledge, any other party to a Contract with the Corporation (including, without limitation, Megahertz) is in material default under any such Contract, and no event exists which with the giving of notice or the passage of time, or both, would create such a default; and no Seller knows of any meritorious basis for any claim of any such default.

                           (c)      Each of the Contracts (including, without
limitation, the Megahertz Agreement) has been lawfully entered into and is valid and in full force and effect and is enforceable in accordance with its terms for the period stated in such Contract. Except as previously disclosed to Purchaser in writing, there are no currently threatened cancellations of, nor are there any outstanding disputes under, any Contracts (including, without limitation, the Megahertz Agreement). The term of the Megahertz Agreement has been extended to December 31, 1996. Except as previously disclosed to Purchaser in writing, no Seller has received any notice, or has any basis to believe, that Megahertz will cease doing business with the Corporation or reduce the volume of business presently conducted with the Corporation or in any manner change the nature of such business or profitability to the Corporation of such business.

                           (d)      Except as specifically described in Schedule
4.11, the consummation of the transactions contemplated by this Agreement does not require any consent under any Contract (including, without limitation, the Megahertz Agreement), and such consummation will not result in the termination of any right or privilege under any Contract (including, without limitation, the Megahertz Agreement). Except as previously disclosed to Purchaser in writing, neither any Seller nor the Corporation has received notice that any party to any Contract (including, without limitation, the Megahertz Agreement) intends to cancel such Contract nor has any party given any Seller or the Corporation notice of any alleged breach of any Contract (including, without limitation, the Megahertz Agreement) or of its intent to take any legal action in order to enforce its rights thereunder. All liabilities and obligations of the Corporation which are due and payable or which are to be performed on or before the date of execution and delivery of this Agreement under such Contracts have been duly paid in full or performed in all material respects (including, without limitation, the Megahertz Agreement).

                  4.12 RECEIVABLES. All of the Corporation's Receivables arose from valid sales and bona fide transactions in the ordinary course of business of the Corporation, subject to no defense, offset, allowance or credit, and there exist no disputes with regard to any Receivables.

                  4.13 CERTAIN TRANSACTIONS. Since (but not including) December 31, 1995, the Corporation has conducted its business only in the ordinary course consistent with past practices and has not (1) paid, or made any accrual or arrangement for the payment of, bonuses or special compensation of any kind or any severance or termination pay to any Employee (other than a contemplated severance payment of $1,500 to LuAnn Culligan upon termination of her employment, which is scheduled to occur within a short time following execution and delivery of this Agreement); (2) made any general wage or salary increases to its Employees or increased or altered in any material respect any other benefits or insurance provided to or maintained on behalf of any Employee by it or declared or paid any bonus to any Employee (except as set forth in Schedule 4.14); (3) mortgaged, pledged or subjected to Lien or any other restriction any of the Assets; (4) sold, assigned or transferred or agreed to sell, assign or transfer any of the Assets, other than in the ordinary course of business consistent with past practice or as expressly permitted pursuant to this Agreement; (5) granted any rights or licenses relating to any Intellectual Property Rights or entered into any licensing, agency, distributorship, requirements, output or similar arrangements; (6) canceled or agreed to cancel any debts or claims; (7) waived or agreed to waive any material rights; (8) made or permitted any amendment or termination of any Contracts other than the extension of the term of the Megahertz Agreement; (9) effected any change in the accounting methods and principles used in connection with its books, records and financial statements; (10) suffered any damage, destruction, deterioration, impairment or loss to any Assets or the Business, whether or not covered by insurance, or suffered any event or condition of any character, which, individually or in the aggregate, might reasonably be expected to have a material adverse effect on the Corporation, the Business or the financial condition or prospects of the Corporation or the Business; (11) suffered any adverse change in its financial condition or operations; (12) incurred, assumed or guaranteed, or paid, discharged or satisfied, any obligations or Liabilities, except in the ordinary course of business consistent with past practice; (13) suffered any default under, or suffered any event which with notice or lapse of time or both would constitute a default under, any Contract, debt instrument or other agreement to which the Corporation is a party or by which it, the Business or any of the Assets is bound; (14) terminated or amended, or suffered a termination or amendment of, any material Contract, agreement, lease or License; or (15) made or paid any distributions, dividends, salary, benefits or payments to any of its shareholders other than automobile benefits to Sellers.

                  4.14     EMPLOYEES.

                           (a)      Schedule 4.14 contains a list setting forth
the name and current annual salary and other compensation (of any kind) payable by the Corporation to each current Employee, and the profit sharing, bonus or other form of additional compensation paid or payable by the Corporation to or for the benefit of each such person for the current fiscal year. There are no oral or written contracts, agreements or arrangements obligating the Corporation to increase the compensation or benefits presently being paid or hereafter payable to any of its Employees or other persons or, except as set forth in
Schedule 4.14, to pay any bonus. To the best of each Seller's knowledge, there is not any liability or basis for liability of the Corporation arising out of claims made or suits brought or which could be made or brought (including, without limitation, workers' compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, COBRA, ERISA, environmental, consumer protection or equal employment matters) for injury, sickness, disease, discrimination, death or termination of employment of any Employee or other employment matter.

                           (b)      Neither the Corporation nor any Affiliate of
the Corporation is party to any collective bargaining agreements, written or oral, which covers any Employees or which is binding upon the Corporation.

                           (c)      The Corporation has not engaged in any
unfair labor practice or discriminatory practice on the basis of race, age, gender, disability or otherwise in its employment conditions or practices with respect to Employees.

                  4.15 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 4.14, there is no plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded and whether or not legally binding, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Employee Plan") which is now, or ever has been, maintained, contributed to, or required to be contributed to, for the benefit of any Employee, nor is there now or has there been any management, employment, severance or consulting agreement or contract between the Corporation and any Employee.

                  4.16 LICENSES AND PERMITS. The Corporation has all Licenses required for the operation of the Business and the use of its assets and properties as presently operated or used by it. All Licenses held by the Corporation are valid and in full force and effect and no proceedings which could result in the termination or impairment of any such License are pending, or, to the best of any Seller's knowledge, threatened. The Corporation is not in violation of, nor has it or any Seller received any notice of any violation of, nor to any Seller's knowledge, does any state of facts exist which could lead to a penalty in respect of or termination of, any License the failure of which to maintain could have a material adverse effect on the Corporation, the Business or the Assets. The consummation of this Agreement will not result in or create the loss or impairment of, or a reduction of the benefits or privileges conferred by, or an obligation to make payments of any kind to maintain, any License.

                  4.17 TRANSACTIONS WITH AFFILIATES. Except as specifically provided for in this Agreement, the Corporation has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with, any Affiliate, or any officer, director or Employee, of the Corporation or any Affiliate of any thereof, nor is the Corporation party to any agreement oral or written with respect to any of the foregoing, with respect to which the Corporation has any Liabilities.

                  4.18 TRUTHFULNESS. No statement, representation or warranty of Sellers in this Agreement (including the Exhibits and Schedules hereto) or in any written document or certificate delivered by or on behalf of any Seller in connection with the transactions contemplated hereby (or during the negotiation or development of such transactions) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.

                  4.19 PAYMENTS. Neither the Corporation nor any director, officer or Employee thereof, nor, to the knowledge of any Seller, any other person (including, without limitation, any representative of, or broker for, the Corporation acting on behalf of the Corporation), has ever, directly or indirectly, on behalf of or with respect to the Corporation, had any transactions or payments which are not recorded in the Corporation's books and records or disclosed in its financial statements, or had any off-book bank or cash accounts or "slush funds".

                  4.20 INSURANCE. Schedule 4.20 contains a complete list of all insurance policies or binders insuring the property, assets or business liabilities of the Corporation and with respect to the Business, true and complete copies of which have been made available to Purchaser. All properties and assets of the Corporation are insured by reputable insurance companies against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses and no other insurance is necessary to the conduct of the Business. The Corporation is in compliance with the terms of all policies and instruments of insurance it owns and coverage thereunder will not be affected by the transactions contemplated hereby. With respect to the Business, there are no pending or asserted material claims against such insurance by the Corporation as to which the insurers have denied liability. Schedule 4.20 sets forth each claim (if any) made against said insurance for the preceding two years (both insured and self-insured).

                  4.21 ENVIRONMENTAL MATTERS. There has been no manufacture, refining, storage, disposal or treatment of Hazardous Substances (as hereinafter defined) by any Seller or the Corporation or any other person at any real property currently or in the past owned, operated, used, leased or contracted for by any Seller or the Corporation or otherwise in violation of any Environmental Laws (as hereinafter defined) or which would require remedial action under any Environmental Law. During the past five years neither any Seller nor the Corporation has received any (A) notice of any such violation with respect to any Hazardous

Substance at or by any of such real property, (B) notice from any governmental agency that it or he, or any present or former owner, lessee or operator of such real property is a potentially responsible party for cleanup liability with respect to the emission, discharge or release of any Hazardous Substance or for any other matter arising under the Environmental Laws or in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint under any Environmental Law, or (C) notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning any Seller's or the Corporation's compliance with any Environmental Law. There are no incinerators, septic tanks or cesspools located on any such real property, all sewage is discharged into a public sanitary sewer system and no Hazardous Substances are emitted, discharged or released, directly or indirectly, by any Seller or the Corporation into the atmosphere or any body of water. No permits, licenses or other authorizations issued pursuant to the Environmental Laws are required for any Seller's or the Corporation's ownership, use or occupancy of, or any Seller's or the Corporation's present ownership, use or occupancy of, any such real property. As used herein "Environmental Laws" means the Resource Conservation Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar Federal, state and local laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public. As used herein "Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum-derived compounds, polychlorinated biphenyls, pesticides and radon.

                  4.22 TAX MATTERS. The Corporation has timely filed all federal, state and local Tax returns and all information returns and reports required to be filed by or with respect to it under the laws of the United States or any state or other jurisdiction for all periods ending on or prior to the date of execution and delivery of this Agreement. True and complete copies of such reports and returns filed within three years prior to the date hereof have been delivered to Purchaser. All such reports and returns were accurately prepared in accordance with all applicable statutes, rules and regulations and are correct as filed. The Corporation has paid all Taxes (including, without limitation, Taxes for which the Corporation is a collection agent - e.g., withholding, excise, sales, use, Social Security and similar Taxes), which have become due and payable on or prior to the date of execution and delivery of this Agreement. The Corporation has never been included in a consolidated federal income tax return or combined or unitary state tax return. The Corporation is not a party to nor has it been notified that it is the subject of any pending, proposed or threatened action, investigation, proceeding, audit, claim or assessment by or before the Internal Revenue Service or any other governmental authority and no claim for assessment, deficiency or collection of Taxes, or proposed assessment, deficiency or collection, for which the Corporation may be liable, has been asserted or threatened against it. The Corporation has received no notice of deficiency, assessment or collection or proposed deficiency, assessment or collection from the Internal Revenue Service or any other governmental authority which has not been satisfied, nor does any Seller or the Corporation have any reason to believe that any such notice will be received in the future. Neither the Internal Revenue Service nor any state taxing authority has ever audited any Tax return of the Corporation. There are no material unpaid assessments or proposals for additional Taxes for which the Corporation does not have adequate reserves, nor does any Seller know of any basis therefor for any such period. There are no Tax rulings, requests for rulings or closing agreements relating to the Corporation which could affect its liability for Taxes for any period. No power of attorney has been granted by the Corporation or any of its Affiliates or any Seller with respect to any matter relating to Taxes of the Corporation which is currently in force. The Corporation has not executed or filed with the Internal Revenue Service or any other governmental authority any agreement which is still in effect waiving or extending the period for assessment or collection of any Taxes.

                  4.23 NO SALE. Seller has not entered into any contract to sell, mortgage, pledge or encumber any of the Stock other than this Agreement. The Corporation has not entered into any contract to sell, mortgage, pledge or encumber any of its Assets.

                  4.24 PURCHASE COMMITMENTS. No purchase commitment of or by which the Corporation is bound is in excess of the normal, ordinary and usual requirements of the Business or at an excessive price.

                  4.25 CERTAIN REPORTS. The Corporation has filed all reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body or other governmental authority having jurisdiction over the Corporation, the Business or the use of the Assets, except where the failure so to file could not have a material adverse effect on the Corporation, the Business or the Assets.

                  4.26 CERTAIN PAYMENTS TO KEY EMPLOYEES. Except as specifically set forth in Schedule 4.14, no amount, benefit, fringe benefit, dividend, distribution, loan, loan repayment, salary, consulting fee, other fee, bonus or other payment or benefit has been paid or provided to any stockholder (i.e., any Seller) or any spouse, Affiliate or relative of any Seller by or on behalf of the Corporation since (but not including) December 31, 1995.

                  4.27 BANK AND SECURITIES ACCOUNTS. Schedule 4.27 contains a true and complete list of the names and addresses of (i) all bank, investment and securities accounts of the Corporation, together with the names of all persons authorized to draw thereon or withdraw therefrom, and (ii) all persons to whom powers of attorney have been granted by the Corporation. The cash and securities held in such accounts are not subject to restrictions or limitations as to withdrawals, margin balances or compensating balances. Schedule 4.27 also includes all accounts, deposits or safe deposit boxes and the names of all persons authorized to draw on such accounts or deposits or to have access to such safe deposit boxes. The books of account of the Corporation show all checks and drafts outstanding, and there are sufficient funds in the bank accounts listed on Schedule 4.27 to pay any and all checks or drafts presented, or outstanding, but not yet presented on said accounts.

                  4.28 STATUS OF STOCK. The Stock is subject to no restrictions on transferability (other than any restrictions on resales or distributions by Purchaser under applicable federal and state securities laws). There are no outstanding options, warrants, calls, preemptive rights, rights of first refusal, or other rights to purchase or acquire from any Seller, or the Corporation, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to any Seller or any other person to acquire: (i) any capital stock of the Corporation or (ii) any securities convertible into or exchangeable for any capital stock of the Corporation. Neither any Seller nor any other person or the Corporation, is contractually or otherwise obligated or entitled to repurchase or otherwise acquire any outstanding shares of capital stock of the Corporation.

                  4.29 TITLE TO THE STOCK. Each Seller owns and holds title to the Stock set forth in this Agreement as owned by him free and clear of any Lien of any kind. Purchaser is acquiring title to the Stock free and clear of any Lien of any kind.

                  4.30     CHARTER DOCUMENTS AND CORPORATE RECORDS.

                           (a)      Seller has heretofore delivered to Purchaser
true and complete copies of the Articles of Incorporation and Bylaws of the Corporation as in effect on the date hereof. True and complete copies of the corporate minute, stock and transfer books of the Corporation have been delivered to Purchaser.

                           (b)      All financial, business and accounting
books, ledgers, accounts and official and other records relating to the Corporation have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. The Corporation does not have any records, systems, Contracts, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the Corporation's exclusive ownership and direct control.

                  4.31 CAPITALIZATION. The authorized capital stock of the Corporation consists of 10,000 shares of common stock, having no par value. There are 6,000 shares of Corporation common stock issued and outstanding, 2,000 of which are owned by each of Culligan, Bowen and Harrington. All outstanding shares of capital stock of the Corporation are duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive right, right of first refusal or any other contractual or legal restriction of any kind. There are no outstanding (i) securities of the Corporation convertible into or exchangeable for shares of capital stock or voting securities of the Corporation or (ii) options, warrants, calls, preemptive rights, rights of first refusal or other rights to acquire from the Corporation, or obligations of the Corporation to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Corporation. There are no outstanding obligations of the Corporation to repurchase, redeem or otherwise acquire any securities of the Corporation.

                  4.32 REPRESENTATIONS AND WARRANTIES RELATING TO SALE OF ALL AMERICAN SHARES AND SECURITIES LAWS.

                           (a)      Each Seller and his representatives and
agents (i) have received and read and are familiar with this Agreement including, without limitation, the exhibits attached hereto, and are familiar with the current and contemplated businesses and operations of the Corporation and Purchaser, (ii) have been given access to and have examined or have had an opportunity to examine before the date hereof all documents filed with the Securities and Exchange Commission ("SEC") relating to Purchaser and all agreements, documents, instruments, litigation papers, records and books and such other information as are relevant to this transaction, Purchaser and Purchaser's current and contemplated businesses and operations and to enable him to verify the accuracy of any information, documents, records or books provided or made available to him or his representatives or agents and to evaluate the merits and risks of his investment and any potential investment in Purchaser.

                           (b)      Each Seller understands that no assurances,
representations or warranties of any kind relating to the anticipated profits or losses or cash flow of Purchaser or the profits, losses, capital gain, dividends or distributions that are to be realized, if any, by such Seller as a result of this transaction or the investment in Purchaser or when (if at all) his investment or any future investment in Purchaser will be recovered have been made to such Seller or his representatives or agents by Purchaser or any of Purchaser's employees, officers, directors, shareholders, affiliates, accountants, attorneys or any of them; it being specifically understood and agreed that it is not contemplated that any cash dividends will be paid or distributed by Purchaser over the next several years, if ever, since profits will be reinvested and used in Purchaser's business.

                           (c)      With respect to the tax aspects of this
transaction, each Seller is relying solely upon the advice of his own tax advisors and upon his knowledge with respect thereto, and no representations, warranties or assurances of any kind are being made to Sellers that the transactions set forth herein will qualify as a tax-free reorganization under the Code.

                           (d)      Each Seller and/or his representatives and
agents have had an opportunity to ask questions of, and receive answers from, Purchaser and/or a person or persons authorized to act on Purchaser's behalf, concerning Purchaser's current businesses and operations and future prospects and businesses, and all such questions have been answered to the full satisfaction of such Seller and his agents and representatives, if any.

                           (e)      Each Seller is receiving All American Shares
issued as Purchase Price for investment purposes only and not with a view to the sale or other distribution of such All American Shares, in whole or in part, or directly or indirectly.

                           (f)      Each Seller understands that such All
American Shares issued to him pursuant hereto have not been registered under the Act, or registered or qualified under the securities laws of any state (including the State of Utah), and are being issued to him in reliance on exemptions therefrom for non-public limited offerings, and further understands that such All American Shares have not been approved or disapproved by the SEC, any state securities administrator or any other federal or state agency.

                           (g)      Each Seller has adequate means of providing
for his current needs and possible personal contingencies and he has no need and anticipates no need in the foreseeable future for liquidity of any All American Shares received by him hereunder, and is able to bear the economic risk of such investment in Purchaser and, consequently, without limiting the generality of the foregoing, he is able to hold such investment for an indefinite period of time and has sufficient net worth to sustain a loss of his entire investment in Purchaser should such loss occur.

                           (h)      Each Seller understands that such investment
in Purchaser involves a high degree of risk which could result in the loss of his entire investment in Purchaser or a large portion thereof.

                           (i)      Each Seller understands that (i) there are
substantial restrictions under federal and state securities laws on the transferability of the All American Shares being acquired by him, all of which may not be sold unless such sale is registered under, or exempt from registration under, the Act and applicable state securities laws, (ii) Purchaser has no present intention or plan to register any of such All American Shares or any sale thereof under the Act or state securities laws, (iii) he has no right to require any such registration and (iv) he may not be able to liquidate his investment in Purchaser for an indefinite period of time.

                           (j)      Each Seller has sufficient knowledge and
experience in financial and business matters to evaluate the merits and risks of the investment in Purchaser set forth herein and to make an informed decision with respect thereto without the services of a purchaser representative.

                           (k)      Each Seller is at least twenty-one (21)
years of age and a citizen of the United States and such Seller's principal residence and domicile on the date hereof is located in the State of Utah, and such Seller has no present intention of locating such principal residence or domicile outside such State.

                           (l)      Each Seller understands that a restrictive
legend shall be placed on all certificates evidencing All American Shares issued to him under or pursuant to this Agreement and acknowledges and agrees that appropriate "stop transfer" orders will be placed with Purchaser's stock transfer agent in respect of all certificates issued to such Seller pursuant to this Agreement; provided, however, the foregoing shall not interfere with any Seller's ability to sell All American Shares received hereunder in compliance with Rule 144 promulgated under the Act.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Sellers, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as follows:

                  5.1 ORGANIZATION; AUTHORITY. Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Purchaser, constitutes the valid and binding agreement of Purchaser and is enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors as well as general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  5.2      CONFLICTING INSTRUMENTS; CONSENTS.

                           (a)      The execution and delivery by Purchaser of
this Agreement does not, and the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not:
(i) violate any provision of the charter documents or the bylaws of Purchaser; or (ii) result in the creation of any lien, security interest, charge, claim or encumbrance upon the All American Shares issued to Sellers (other than in connection with this Agreement).

                           (b)      The execution and delivery by Purchaser of
this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in a violation of, or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any court or administrative or governmental body pursuant to, any statute, law, rule, regulation or ordinance applicable to Purchaser.

                  5.3 LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation pending or threatened, at law or in equity, or before or by any arbitrator or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, relating to or involving, or affecting, the transaction contemplated by this Agreement.

                  5.4      CAPITAL STOCK.

                           (a)      The authorized share capital of Purchaser is
set forth in the Purchaser's annual report for the financial year ended December 31, 1995 previously delivered to Sellers.

                           (b)      The All American Shares issuable in
connection with this Agreement have been duly and validly authorized by Purchaser and, when issued in exchange for the Stock in accordance with the terms hereof, will be validly issued, and, subject to and except as otherwise provided in the provisions of Section 2.3, fully paid up and free from any Liens. The All American Shares issued to Sellers, upon issuance, will be free of preemptive or similar rights. The All American Shares issued to Sellers will, subject to the provisions of Section 3.9, entitle Sellers to the same voting rights in Purchaser as all other shareholders of shares of the same class of stock of Purchaser are entitled.

                  5.5 SECURITIES REPORTS AND FINANCIAL STATEMENTS. Purchaser has provided to Sellers, prior to the execution of this Agreement, a true and complete copy of its Annual Report on Form 10-K for Purchaser's 1995 fiscal year, and its registration proxy statement on Form S-4 filed in the fourth fiscal quarter of 1995 (together with all amendments thereof and supplements thereto) filed by Purchaser with the SEC (as such documents have since the time of their filing been amended or supplemented, the "SEC Reports").

                  5.6 CURRENT INFORMATION. For so long as Sellers shall hold any All American Shares acquired pursuant to this Agreement, Sellers shall file with the SEC and the NASDAQ or other exchange upon which the All American Shares are then traded, all reports and documents required to be filed by Purchaser to meet the "current public information requirements" under paragraph (c) of Rule 144 promulgated under the Act.

                  5.7 TRUTHFULNESS. No statement, representation or warranty of Purchaser in this Agreement (including the Exhibits and Schedules hereto) or in any written document or certificate delivered by or on behalf of any Purchaser in connection with the transactions contemplated hereby (or during the negotiation or development of such transactions) (including the SEC Reports) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.

                                    ARTICLE 6

                                  MISCELLANEOUS

                  6.1 BROKERS. Sellers represent and warrant to Purchaser, and Purchaser represents and warrants to Sellers, that neither they or it, nor any party acting on their or its behalf, has incurred any liability, either express or implied, to any "broker", "finder", financial adviser, Employee, or similar person in respect of any of the transactions contemplated hereby.

                  6.2 EXPENSES. Each party will pay its or his own expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements, provided that the Corporation may pay its legal fees and disbursements in connection with this transaction in an amount not to exceed $23,500.

                  6.3 AMENDMENTS AND WAIVERS. The parties hereto may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party hereto may waive, by written instrument signed by such party, any inaccuracies in the representations and warranties of another party or compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

                  6.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. An assignment by any party of its rights or delegation of its duties hereunder shall not release or relieve the assignor from any of its or his obligations under this Agreement. In no event may any Seller delegate any of his consulting duties under this Agreement. Nothing herein expressed or implied is intended to confer upon any person (including, without limitation, any Employees), other than the parties hereto and their respective successors and permitted assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  6.5 NOTICES. Any notice, request or other document to be given hereunder to a party hereto shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested, or by facsimile or telex, or an overnight air courier service, as follows:

                  If to Purchaser, addressed to it at:

                           All American Semiconductor, Inc.
                           16115 Northwest 52nd Avenue
                           Miami, Florida  33014
                           Attention:  Bruce M. Goldberg, President
                           Telecopier No.: (305) 624-5258

                           With a copy to:

                           Marc J. Stone, Esq.
                           Rubin Baum Levin Constant Friedman & Bilzin
                           2500 First Union Financial Center
                           Miami, Florida  33131
                           Telecopier No.: (305) 374-7593

                           If to Sellers, addressed to them at:

                           Steven Culligan, Alan Bowen and Robert Harrington 942 East 7145 South, Suite A-101
                           Midvale, Utah 84047
                           Telecopier No.: (801) 565-9983

                           With a copy to:

                           Bruce N. Lemons, Esq.
                           Holland & Hart, LLP
                           215 South State Street, Suite 500
                           Salt Lake City, Utah  84111
                           Telecopier No.: (801) 364-9124

All such notices, requests and other documents shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when answered back, if telexed; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery. Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

                  6.6 GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. If any Seller wishes to commence an action against Purchaser relating to this Agreement, such action shall be brought in any court of competent subject matter jurisdiction sitting in the County of Dade in the City of Miami. If Purchaser wishes to commence an action against any Seller relating to this Agreement, such action shall be brought in any court of competent jurisdiction sitting in the County of Salt Lake in Salt Lake City, Utah.

                  6.7 PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof, except if such holding materially adversely affects Purchaser or Purchaser's ability to realize the benefits of the proposed transaction.

                  6.8 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  6.10 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits and the agreements and instruments delivered pursuant hereto or thereto, contain the entire Agreement between or among the parties hereto, and supersede all prior agreements and undertakings between or among the parties hereto relating to the subject matter hereof and thereof, including, without limitation, any term sheet, letter of intent or proposal executed or delivered by or on behalf of any of the parties prior to the date of execution and delivery of this Agreement.

                  6.11 SURVIVAL, INDEMNIFICATION AND SET-OFF.

                           (a)      The representations, warranties, covenants
and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the consummation of the transactions contemplated hereby, and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party or of the actual or constructive knowledge by any party of any inaccuracy or breach thereof, until March 31, 2001.

                           (b)      Purchaser hereby agrees to indemnify and
hold harmless each Seller (individually, a "Seller Indemnified Party") from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and expenses incurred before and at trial or any other proceeding, at all tribunal levels, and whether or not suit or any other proceeding is instituted, and in establishing the right to be indemnified hereunder) incurred by a Seller Indemnified Party, directly or indirectly, by reason of or resulting from (i) any breach or inaccuracy of any of the representations or warranties of Purchaser contained in or made pursuant to this Agreement or any Exhibit hereto,
(ii) any breach
of any of the covenants or agreements of Purchaser contained in or made pursuant to this Agreement, and/or (iii) any claim by a third party alleging facts, which, if true, would entitle a Seller Indemnified Party to indemnification pursuant to this Section 6.11.

                           (c)      Sellers hereby agree, jointly and severally,
to indemnify and hold harmless Purchaser, Purchaser's Affiliates and the Corporation (individually, a "Purchaser Indemnified Party") from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and expenses incurred before and at trial or any other proceeding, at all tribunal levels, and whether or not suit or any other proceeding is instituted, and in establishing the right to be indemnified hereunder) (collectively, "Losses") incurred directly or indirectly by a Purchaser Indemnified Party by reason of or resulting from:

                                    (i)       any breach or inaccuracy of any of
the representations or warranties of Sellers contained in or made pursuant to this Agreement or any Schedule or Exhibit hereto;

                                    (ii)      any breach of any of the covenants
or agreements of Sellers contained in or made pursuant to this Agreement, the Stockholder Release or the Restrictive Covenant;

                                    (iii)     the existence or occurrence from
time to time of any Retained Liabilities;

                                    (iv)      all Liabilities and claims under
any Contract not listed in Schedule 4.11 (which shall constitute Retained Liabilities); and/or

                                    (v)       any claim made by a third party
alleging facts, which, if true, would entitle a Purchaser Indemnified Party to indemnification pursuant to this Section 6.11.

                           (d)      Purchaser is hereby authorized by Sellers,
at any time and/or from time to time, to set off against and deduct from the Purchase Price (as a credit thereto) and/or any other amounts or benefits owed to Sellers under this Agreement or otherwise the amount of any Losses reasonably believed suffered by any Purchaser Indemnified Party and, without duplication, the amount of any Retained Liabilities which Purchaser reasonably believes, after consultation with Sellers, exist (collectively, "Set-Off Losses"). To exercise such right of set-off, Purchaser shall notify Sellers in writing of the amount of the set-off, together with a reasonably detailed explanation of the reason therefor, and to which obligation owed to Sellers such amount is to be applied, and shall consult with Culligan (as the Sellers' representative for these purposes) regarding same. Purchaser may apply Set-Off Losses to any obligation, in whole or in part, owed by Purchaser to Sellers, as Purchaser from time to time or at any time elects in its sole and absolute discretion, including cancellation of an appropriate number of All American Shares constituting the Escrowed Purchase Price.

                           (e)      The remedies provided herein shall be
cumulative and shall not preclude the assertion by any Purchaser Indemnified Party or Seller Indemnified Party of any other rights or the seeking of any other remedies against any party hereto, including, with respect to Purchaser's rights, the right to seek and recover damages or reimbursement and indemnity with respect to items defined as Set-Off Losses; provided, however, that, except with respect to (i) intentional or wilful breaches of representations, warranties or covenants, (ii) breaches of noncompetition, nonsolicitation or confidentiality covenants under the Restrictive Covenant, and (iii) fraud, the total liability of Sellers (collectively) to Purchaser, and of Purchaser to Sellers (collectively), shall not exceed the sum of $1,525,000.

                  6.12 DISPUTES. In the event of a dispute hereunder or relating to the transactions contemplated hereby, the prevailing party in such dispute shall be entitled to recover from the other party all of its costs and expenses incurred in connection with the enforcement of its rights hereunder, including reasonable attorneys' fees and costs incurred before and at trial or any other proceeding, at all tribunal levels, and whether or not suit or any other proceeding is brought.

                  6.13 GENDER. With respect to the language of this Agreement, the use of the masculine gender shall include the feminine and neuter, and the use of the neuter shall include the masculine, in each case, as the context reasonably requires.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   PURCHASER:

                                   ALL AMERICAN SEMICONDUCTOR, INC.

                                   By: /s/ HOWARD FLANDERS
                                       -----------------------------------------
                                       Name: Howard Flanders
                                       Title: VP & CFO

                                   SELLERS:

                                   /s/ STEVEN E. CULLIGAN
                                   ---------------------------------------------
                                   STEVEN E. CULLIGAN

                                   /s/ ALAN G. BOWEN
                                   ---------------------------------------------
                                   ALAN G. BOWEN

                                   /s/ ROBERT HARRINGTON
                                   ---------------------------------------------
                                   ROBERT HARRINGTON

                                   EXHIBIT "A"

                              RESTRICTIVE COVENANT

                              RESTRICTIVE COVENANT

         RESTRICTIVE COVENANT ("Agreement"), dated as of January 1, 1996, by and among STEVEN E. CULLIGAN, ALAN G. BOWEN, and ROBERT HARRINGTON (each, a "Seller" and, collectively, the "Sellers"), in favor of ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("Purchaser"), and PROGRAMMING PLUS INCORPORATED, a Utah corporation (the "Corporation").

                              PRELIMINARY STATEMENT

         Reference is made to the Stock Purchase Agreement pursuant to which this Agreement is executed and delivered ("Purchase Agreement") among Purchaser and Sellers. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the Purchase Price to be received by each Seller, and in order to induce Purchaser to consummate the transactions contemplated by the Purchase Agreement, Sellers hereby jointly and severally make the following covenants and agreements in favor of Purchaser and the Corporation.

         1. CONFIDENTIAL INFORMATION. Each Seller acknowledges that he has been informed of the policy of Purchaser and the Corporation to maintain as secret and confidential all information and materials relating to (i) the financial condition, businesses and interests of the Corporation, (ii) the systems, Know-how and Records, products, services, costs, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed, maintained and/or used by the Corporation and (iii) the nature and terms of the Corporation's relationships with its customers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Each Seller further acknowledges that such Confidential Information is of great value to the Corporation and Purchaser. Each Seller understands that it is reasonably necessary to protect the Corporation's good will and business interests that such Seller agree and, accordingly, such Seller does hereby agree, that such Seller will not directly or indirectly (except where authorized by the President of Purchaser for the benefit of Purchaser or the Corporation and/or as required in the course of his consulting duties for the Corporation) at any time hereafter divulge or disclose for any purpose whatever to any persons, firms, corporations or other entities other than the Purchaser or the Corporation (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

         2. COVENANT-NOT-TO-COMPETE. In view of (a) the Confidential Information known to each Seller, (b) the substantial consideration paid and payable to such Seller under or pursuant to the Purchase Agreement, and (c) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Purchaser to consummate the Purchase Agreement and to pay the Purchase Price, each Seller covenants and agrees that such Seller shall not, directly or indirectly, at any time during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof or ending on the first anniversary of the last release to Sellers of Escrowed Purchase Price (whichever period is longer), (A) sell any products or sell or perform any services sold or offered by the Corporation to any customer of the Corporation,
(B) solicit the services of, or hire, directly or indirectly, whether on his own behalf or on behalf of others, any managerial employee, executive employee, production or design employee or engineer or salesperson of the Corporation who is or was employed by the Corporation at any time during the period commencing one year prior to the date hereof and ending five years following the date hereof, (C) obtain any interest in, any employment with, or any right to participate in, directly or indirectly, any enterprise competitive with the business of the Corporation anywhere within the continental United States (the "Geographical Territory"), (D) otherwise assist any person or entity in so competing, or in any capacity engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the business of the Corporation anywhere within the Geographical Territory, or (E) transact any business, or be involved in any manner or capacity, as an owner, participant, employee, agent or otherwise, with any enterprise, company or business which transacts any business, with Megahertz relating to the distribution to Megahertz of electronic components or related products or the performance of any assembly, programming, tape and reeling or any other value added services for Megahertz, or in any manner or capacity become an employee, consultant, contractor or agent of, or perform services for, Megahertz. Each Seller acknowledges that one can effectively compete with the business of the Corporation in the Geographical Territory from anywhere in the Geographical Territory, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect the Corporation's legitimate business interests. As consideration for the respective covenants of Sellers made pursuant to Sections 1 and 2 of this Agreement, each Seller shall, upon the execution and delivery of this Agreement by all Sellers, receive the payment set forth opposite his name in Schedule I attached.

         3. REMEDIES FOR BREACH OF SECTIONS 1 AND 2. Each Seller covenants and agrees that if he shall violate or breach any of his covenants or agreements provided for in Section 1 or 2 hereof, Purchaser and the Corporation shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which such Seller directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Section 1 or 2 hereof, Purchaser and the Corporation shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by such Seller, by such Seller's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. Purchaser and the Corporation shall be entitled to such injunctive or other equitable relief in addition to any ascertainable damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by the Purchaser or the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Purchaser or the Corporation may have with respect to such breach or violation.

         4. REASONABLENESS OF RESTRICTIONS.

                  (a) Each Seller acknowledges that any breach or violation of the covenants set forth in Section 1 or 2 hereof will cause irreparable injury and damage and incalculable harm to Purchaser and the Corporation and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Each Seller further acknowledges that such Seller has carefully read and considered the provisions of Sections 1, 2 and 3 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of Purchaser and the Corporation. Each Seller further acknowledges that his covenants in Sections 1 and 2 have been made to induce Purchaser to complete the transactions set forth in the Purchase Agreement, and that Purchaser would not have done so (and no Seller would be receiving or receive any Purchase Price) absent the covenants and agreements of such Seller herein contained.

                  (b) Each Seller understands and intends that each provision and restriction agreed to by him in Sections 1, 2 and 3 hereof shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 1, 2 and/or 3 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period, geographical area and/or type of restriction which such court deems reasonable and enforceable.

         5. RESTRICTIONS ON SALE BY SELLERS OF ALL AMERICAN SHARES.

                  (a) The sale, transfer or other disposal of All American Shares which have been issued to Sellers as Purchase Price are and will be subject to substantial securities law restrictions as more particularly set forth in the Purchase Agreement. In the event that Purchaser determines, in good faith, based upon a legal opinion of its counsel, that a legal restriction on the transferability of All American Shares by a Seller (in whole or in part) may exist, Purchaser may cause its stock transfer agent not to process any potentially violative transfers unless registration of such shares occurs or until a legal opinion, in form and content, and from a law firm, reasonably acceptable to Purchaser, is obtained and delivered to Purchaser (at the expense of the Sellers) to the effect that the proposed transfers are not restricted under any applicable securities or other laws, and unless appropriate investment representation letters or other appropriate documents are executed and delivered to Purchaser. All stock certificates evidencing All American Shares issued to Sellers shall bear appropriate restrictive legends, and appropriate "stop transfer" orders shall be placed with Purchaser's stock transfer agent; provided, however, that none of the foregoing shall prevent Sellers from selling any All American Shares in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended.

                  (b) Each Seller represents, warrants and covenants to Purchaser and that no Seller has any present plan, intention or arrangement to dispose of any of the All American Shares received or to be or which may be received by him pursuant to the Purchase Agreement.

         6. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Purchaser or the Corporation to exercise, and no delay in the exercise of, any right, power, privilege or remedy of Purchaser or the Corporation hereunder, or under the Purchase Agreement or any other agreement or instrument executed in connection herewith or therewith or pursuant hereto or thereto, or pursuit of any particular right, power, privilege or remedy hereunder or thereunder at any particular time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Purchaser or the Corporation under this Agreement or the Purchase Agreement or any other agreement or instrument executed or delivered in connection herewith or therewith or pursuant hereto or thereto.

         7. AMENDMENTS AND WAIVERS. The parties may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party may waive, by written instrument signed by such party, compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

         8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9. NOTICES. Any notice, request or other document to be given hereunder to a party shall be in writing and delivered as required under the Purchase Agreement.

         10. PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, and is not reformed by such court, such holding shall not invalidate or render unenforceable any other provision hereof.

         11. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         13. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Schedules and Exhibits thereto and the agreements and instruments delivered pursuant hereto or thereto, contains the entire agreement among the parties hereto, and supersedes all prior agreements and undertakings between or among the parties hereto relating to the subject matter hereof and thereof, including, without limitation, any term sheet, letter of intent or proposal executed or delivered by or on behalf of any of the parties prior to the date hereof.

         14. GENDER. With respect to the language of this Agreement, the use of the masculine gender shall include the feminine and neuter, and the use of the neuter shall include the masculine and/or feminine, in each case, as the context reasonably requires.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                                       -------------------------
                                                       STEVEN E. CULLIGAN

                                                       -------------------------
                                                       ALAN G. BOWEN

                                                       -------------------------
                                                       ROBERT HARRRINGTON

- --------------------------------------------------------------------------------
                                   SCHEDULE I
================================================================================
                               SELLER                                 PAYMENT
================================================================================
Steven E. Culligan                                                    $43,100
- --------------------------------------------------------------------------------
Alan G. Bowen                                                         $35,700
- --------------------------------------------------------------------------------
Robert Harrington                                                     $36,300
================================================================================

                                   EXHIBIT "B"

                               STOCKHOLDER RELEASE

                     GENERAL RELEASE AND COVENANT NOT TO SUE

         This General Release and Covenant Not to Sue dated as of May 2, 1996 is made by STEVEN E. CULLIGAN, ALAN G. BOWEN and ROBERT HARRINGTON (individually and collectively, "Releasing Party"), in favor of PROGRAMMING PLUS INCORPORATED, a Utah corporation (the "Corporation"), and its predecessors, successors and subsidiaries and affiliates (individually and collectively, "Released Party").

         In consideration of the substantial amounts of monetary and other consideration being paid to Releasing Party pursuant to that certain Stock Purchase Agreement of even date herewith ("Agreement") among All American Semiconductor, Inc., a Delaware corporation ("All American"), and each of STEVEN
E. CULLIGAN, ALAN G. BOWEN and ROBERT HARRINGTON, and other valuable consideration received from or on behalf of All American and the Released Party, receipt of which is acknowledged, Releasing Party hereby remises, releases, acquits, satisfies and forever discharges Released Party of and from any, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatever, at law or in equity, known or unknown, asserted or unasserted, against Released Party which Releasing Party ever had, now has, or which any heir, representative, successor, predecessor or assign of Releasing Party subsequently can, shall or may have, against Released Party for, upon or by reason of any matter, cause or thing whatever, from the beginning of the world through and including the date of this instrument; provided, however, nothing herein shall be deemed to release, or shall release, All American from or in respect of any of its representations, warranties, covenants, agreements or obligations under or pursuant to the Agreement or any agreement entered into pursuant thereto.

         Except with respect to the proviso above, Releasing Party covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatever against, or to execute upon or attempt to satisfy any judgment against, Released Party, or any of their respective assets or properties, by reason of or in connection with any of the foregoing matters, claims or causes of action so remised, released, acquitted, satisfied and forever discharged.

         This General Release and Covenant Not to Sue may be executed in several counterparts, and all counterparts so executed shall constitute one instrument binding on all of the undersigned, notwithstanding that all of the undersigned are not signatories to the same counterpart.

         This General Release and Covenant Not to Sue is made pursuant to the requirements of the Agreement.

                                             -----------------------------------
                                             STEVEN E. CULLIGAN

                                             -----------------------------------
                                             ALAN G. BOWEN

                                             -----------------------------------
                                             ROBERT HARRINGTON

                                        2